Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2026 Equity Incentive Plan of WhiteHawk Minerals Corp. (formerly known as WhiteHawk Income Corporation) (the “Company”) of our report dated March 12, 2025, relating to the financial statements of PHX Minerals, Inc. as of and for the years ended December 31, 2024 and 2023 included in the Company’s Form S-1 (No. 333-295743), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Oklahoma City, Oklahoma

June 10, 2026